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                                    EXHIBIT 5

                Opinion and Consent of Gunderson Dettmer Stough
                      Villeneuve Franklin & Hachigian, LLP



                                                   March 23, 1999



Netopia, Inc.
2470 Mariner Square Loop
Alameda, CA 94501

                  Re: Netopia, Inc. Registration Statement for Offering of an Aggregate of 1,273,087 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,123,087 shares of Common Stock under the 1996 Stock Option Plan and (ii) 150,000 shares of Common Stock under the Employee Stock Purchase Plan, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                            Very truly yours,


                                            /s/Gunderson Dettmer Stough
                                            Villeneuve Franklin & Hachigian, LLP

                                            Gunderson Dettmer Stough
                                            Villeneuve Franklin & Hachigian, LLP